As filed with the Securities and Exchange Commission on March 15, 2018

Registration No. 333-215157

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE FIRST BANCSHARES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Mississippi	64-0862173
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6480 U.S. Highway 98 West

Hattiesburg, Mississippi 39402

(601) 268-8998

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Donna T. (Dee Dee) Lowery

Executive Vice President and Chief Financial Officer

6480 U.S. Highway 98 West

Hattiesburg, Mississippi 39402

(601) 268-8998

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

The Commission is requested to send copies of all communications to:

Mark C. Kanaly, Esq.

Alston & Bird LLP

1201 W. Peachtree Street

Atlanta, Georgia 30309-3424

Telephone: (404) 881-7975

Facsimile: (404) 253-8390

Approximate date of commencement of proposed sale to the public:    Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to Form S-1 (this “Post-Effective Amendment”) relates to the Registration Statement on Form S-1 (No. 333-215157) of The First Bancshares, Inc. (the “Company”) declared effective by the Securities and Exchange Commission on February 21, 2017 (the “Registration Statement”) registering the offer and sale by certain selling securityholders of 3,563,380 Shares of common stock, par value $1.00, of the Company (the “Securities”). The Company hereby terminates the Registration Statement and removes from registration by means of this Post-Effective Amendment all unsold Securities registered under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hattiesburg, State of Mississippi, on March 15, 2018.

THE FIRST BANCSHARES, INC.

By:	/s/ M. Ray (Hoppy) Cole, Jr
	Name:	M. Ray (Hoppy) Cole, Jr.
	Title:	Vice Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ E. Ricky Gibson	Chairman of the Board	March 15, 2018
E. Ricky Gibson

/s/ M. Ray (Hoppy) Cole, Jr.	Vice Chairman, President and Chief	March 15, 2018
M. Ray (Hoppy) Cole, Jr.	Executive Officer,
(Principal Executive Officer)

/s/ Donna T. (Dee Dee) Lowery	Executive Vice President and Chief	March 15, 2018
Donna T. (Dee Dee) Lowery	Financial Officer (Principal Financial Officer
and Principal Accounting Officer)

/s/ Rodney T. Bennett	Director	March 15, 2018
Rodney T. Bennett

/s/ David W. Bomboy	Director	March 15, 2018
David W. Bomboy

/s/ Charles R. Lightsey	Director	March 15, 2018
Charles R. Lightsey

/s/ Fred McMurry	Director	March 15, 2018
Fred McMurry

/s/ Thomas E. Mitchell	Director	March 15, 2018
Thomas E. Mitchell

/s/ Ted E. Parker	Director	March 15, 2018
Ted E. Parker

/s/ J. Douglas Seidenburg	Director	March 15, 2018
J. Douglas Seidenburg

/s/ Andy Stetelman	Director	March 15, 2018
Andy Stetelman